EXHIBIT 4.06



         SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this "Agreement"), dated as of March 26, 2002, among DeMarco Energy Systems of America, Inc., a Utah corporation (the "Company"), and the investors signatory hereto (each such investor is a "Purchaser" and all such investors are, collectively, the "Purchasers").

         WHEREAS,  the Company,  AJW Partners,  LLC and New  Millennium  Capital
Partners II, LLC ("Initial Investors") are parties to that certain Secured Convertible Debenture Purchase Agreement, dated September 26, 2000, pursuant to which the Company issued and sold an aggregate principal amount of $1,500,000 of the Company's 10% Secured Convertible Debentures (the "Initial Transaction"); and

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company, an aggregate principal amount of $1,000,000 of the Company's 10% Secured Convertible Debentures, due March 25, 2003, which shall be in the form of Exhibit A and which are convertible into
                                      ---------
shares of the Company's common stock, $ .001 par value per share (together with such securities into which such common stock may hereafter be reclassified, the "Common Stock").

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:


                                   ARTICLE I

                                PURCHASE AND SALE

         1.1.   The Closing

                (a)   The Closing.  (i) Subject to the terms and  conditions set
                      -----------
forth in this Agreement, the closing of the purchase and sale of the debentures (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman") 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution of this Agreement or such later date or other place as the parties may agree. The date of the Closing is hereinafter referred to as the "Closing Date."

                      (ii) At the Closing, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to each
Purchaser:  (1) 10%  Secured  Convertible  Debentures  in the form of  Exhibit A
                                                                       ---------
("Closing Debentures") in the aggregate principal amount indicated below such Purchaser's name on the signature page to this Agreement for the Closing Debentures, registered in the name of such Purchaser, (2) the legal opinion of Locke Liddell & Sapp LLP, outside counsel to the Company, in the form of Exhibit
                                                                         -------
B, (3) an executed  Registration Rights Agreement,  dated the date hereof, among
--
the  Company  and the  Purchasers,  in the form of Exhibit C (the  "Registration
                                                   ---------
Rights Agreement"),  (4) Transfer Agent Instructions,  in the form of Exhibit D,
                                                                      ----------
delivered to and acknowledged by the Company's transfer agent (the "Transfer Agent Instructions"), (5) an executed Security Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit E (the "Security
                                                       ---------
Agreement"), and (6) an executed Intellectual Property Security Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit D
                                                                       ---------
(the "IP  Security  Agreement"),  and (B) each  Purchaser  will  deliver  to the
Company: (1) the Closing Debentures indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer as designated in writing by the Company for such purpose, and (2) an executed original of each of the Registration Rights Agreement, Security Agreement, IP Security Agreement and this Agreement.

                      (iii) If each of the conditions set forth in Section 1.1(b) have been either satisfied by the Company or waived by each Purchaser, then promptly (not exceeding five days) after the Effective Date (as defined herein), (A) the Company will deliver to each Purchaser, 10% Secured Convertible Debentures in the form of Exhibit A (the "Additional Debentures" and together
                          ---------
with the Closing Debentures, the "Debentures"), in the aggregate principal amount indicated below such Purchaser's name on the signature page to this Agreement for Additional Debentures, registered in the name of such Purchaser, and (B) each Purchaser will, against delivery of its Additional Debentures, deliver to the Company, an amount equal to the principal amount of Additional Debentures indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose. The date, if any, on which the deliveries contemplated in this paragraph occurs is the "Additional Funding Date."

                (b)   Conditions   Precedent  to  the  Purchase  of   Additional
                      ----------------------------------------------------------
Debentures.   Notwithstanding   anything  to  the  contrary  contained  in  this
----------
Agreement, the obligation of a Purchaser to purchase the securities described in
Section 1.1(a)(iii) above is subject to the satisfaction by the Company of each of the following conditions:

                      (i)     Accuracy  of  the  Company's  Representations  and
                              --------------------------------------------------
Warranties.  The representations and warranties of the Company contained in this
----------
Agreement shall be true and correct as of the date when made and as of the Additional Funding Date, as though made on and as of the Additional Funding Date (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof") which representations and warranties shall be true as of such specific date).

                      (ii)    Performance by the Company. The Company shall have
                              --------------------------
performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company between the Closing Date and the Additional Funding Date.

                      (iii)   Underlying  Shares  Registration  Statement.   The
                              -------------------------------------------
Underlying Shares Registration Statement (as defined herein) shall have been declared effective under the Securities Act by the Commission and shall have remained effective (and the prospectus therein shall have remained available for use by the Purchasers to resell Securities there under) at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to the Additional Funding Date.

                      (iv)    No Injunction. Since the Closing Date, no statute,
                              -------------
rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, amended, modified or endorsed by any court of governmental authority of competent jurisdiction or governmental authority, stock market or trading facility which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

                      (v)     Adverse Changes.  Since the Closing Date, no event
                              ---------------
or series of events which reasonably would be expected to have or result in a material adverse effect on the results of operations, assets or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

                      (vi)    No  Suspensions  of Trading in Common  Stock.  The
                              --------------------------------------------
trading in the Common Stock shall not have been suspended by the Commission or on the OTC Bulletin Board ("OTC") (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company) at any time since the Closing Date.

                      (vii)   Listing of Common  Stock.  The Common  Stock shall
                              ------------------------
have been at all times since the Closing Date quoted on the OTC.

                      (viii)  Change of  Control.  No Change of  Control  in the
                              ------------------
Company shall have occurred (as defined in the Debentures).

         1.2.   Certain   Defined  Terms.   For  purposes  of  this   Agreement,
                ------------------------
"Conversion Price," "Original Issue Date" and "Trading Day" shall have the meanings set forth in the Debentures; "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York or Utah are authorized or required by law or other governmental action to close; A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1.   Representations  and  Warranties  of the  Company.  The  Company
                -------------------------------------------------
hereby makes the following representations and warranties to the Purchasers:

                (a)   Organization   and   Qualification.   The   Company  is  a
                      ----------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule
                                                                        --------
2.1(a) (collectively the "Subsidiaries"). Each of the Subsidiaries is an entity,
------
duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Registration Rights Agreement, the Security Agreement, the IP Security Agreement or the Transfer Agent Instructions (collectively, the "Transaction Documents"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "Material Adverse Effect").

                (b)   Authorization;  Enforcement. The Company has the requisite
                      ---------------------------
corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

                (c)   Capitalization.  The  number  of  authorized,  issued  and
                      --------------
outstanding capital stock of the Company is set forth in Schedule 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the securities of the Company entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as a result of the purchase and sale of the Debentures and except as disclosed in Schedule 2.1(c), there are no outstanding
                                      ---------------
options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Debentures or Underlying Shares (as hereinafter defined) will not obligate the Company to issue shares of Common Stock or other securities to any person other than the Purchasers (and other than the Initial Investors under the Initial Transaction) and will not result in a right of any holder of Company securities to adjust the exercise or conversion or reset price under such securities.

                (d)   Issuance of the  Debentures.  When issued,  the Debentures
                      ---------------------------
will be duly and validly issued, free and clear of all liens, encumbrances and rights of first refusal of any kind (including rights of first refusal under the Initial Transaction which are deemed satisfied with respect to this Agreement) (collectively, "Liens"). On the date hereof and on the Additional Funding Date, the Company will have (and will, at all times while Debentures are outstanding, maintain) an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the holders of such Debentures, to enable it to perform its conversion and other obligations under this Agreement, and the Debentures. Such number of reserved and available shares of Common Stock is not less than the sum of 210% of the number of shares of Common Stock which would be issuable upon conversion in full of the Debentures, assuming such conversion occurred on the Original Issue Date of the Debentures, the Debentures remain outstanding for one year and all interest is paid in shares of Common Stock. All such authorized shares of Common Stock shall be duly reserved for issuance to the holders of the Debentures. The shares of Common Stock issuable upon conversion of the Debentures are collectively referred to herein as the "Underlying Shares." The Debentures and the Underlying Shares are collectively referred to herein as the "Securities." When issued in accordance with the Debentures, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

                (e)   No Conflicts.  The execution,  delivery and performance of
                      ------------
the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

                (f)   Filings,  Consents and Approvals.  Neither the Company nor
                      --------------------------------
any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required pursuant to Section 3.10, (ii) the filing with the Securities and Exchange Commission (the "Commission") of a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers (the "Underlying Shares Registration Statement"), (iii) applicable Blue Sky filings, and (iv) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "Required Approvals").

                (g)   Litigation;   Proceedings.   There  is  no  action,  suit,
                      -------------------------
inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving
(A) a claim of violation of or liability under federal or state securities laws or (B) a claim of breach of fiduciary duty. The Company does not have pending before the Commission any request for confidential treatment of information and the Company has no knowledge of any expected such request that would be made prior to the Effectiveness Date (as defined in the Registration Rights Agreement) and there has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

                (h)   No Default  or  Violation.  Neither  the  Company  nor any
                      -------------------------
Subsidiary: (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or (iii) above, except as could not individually or in the aggregate, have or result in a Material Adverse Effect. The security interests granted to the Purchasers pursuant to the Security Agreement and Intellectual Property Security Agreement will convey and grant to the Purchasers a priority security interest in all of the Collateral (as such term is defined in such agreements) which security interests shall be pari passu with the security interests created with respect to the Initial Transaction.

                (i)   Private   Offering.   Assuming   the   accuracy   of   the
                      ------------------
representations and warranties of the Purchasers set forth in Sections 2.2(b)-(f), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has taken or is, to the knowledge of the Company, contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

                (j)   SEC Reports;  Financial Statements.  The Company has filed
                      ----------------------------------
all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and,
                                                             ------------
together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Reports as required under the Exchange Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                (k)   Material  Changes.  Since  the  date of the  last  audited
                      -----------------
financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (a) there has been no event, occurrence or development that has or that could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than
(x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

                (l)   Investment  Company.  The  Company  is not,  and is not an
                      -------------------
Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                (m)   Certain  Fees. No fees or  commissions  will be payable by
                      -------------
the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

                (n)   Form S-B2 Eligibility. The Company is eligible to register
                      ---------------------
for resale under Form S-B2 promulgated under the Securities Act.


                (o)   Seniority. No indebtedness of the Company is senior to the
                      ---------
Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise and all debentures issued to the Initial Investors under the Initial Transaction shall be ranked pari passu with any Debentures issued hereunder.

                (p)   Listing and Maintenance Requirements Compliance. Except as
                      -----------------------------------------------
set forth in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice (written or oral) from any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

                (q)   Patents and Trademarks.  The Company and its  Subsidiaries
                      ----------------------
have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or its Subsidiaries violates or infringes upon the rights of any Person. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

                (r)   Registration  Rights;  Rights of Participation.  Except as
                      ----------------------------------------------
set forth on Schedule 6(b) to the Registration Rights Agreement, the Company has
             -------------
not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied. Except as set forth on Schedule 6(b) to the Registration Rights Agreement, no Person, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

                (s)   Regulatory  Permits.  The  Company  and  its  Subsidiaries
                      -------------------
possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                (t)   Title.  The Company and the Subsidiaries do not have title
                      -----
to any real property. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                (u)   Labor  Relations.  No material labor problem exists or, to
                      ----------------
the knowledge of the Company, is imminent with respect to any of the employees of the Company.

                (v)   Disclosure.  The Company  confirms that neither it nor any
                      ----------
other Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                (w)   Internal   Accounting   Controls.   The  Company  and  the
                      --------------------------------
Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (x)   Solvency.  Based on the financial condition of the Company
                      --------
as of the Closing Date: (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                (y)   Application of Takeover  Protections.  The Company and its
                      ------------------------------------
Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

         2.2.   Representations and Warranties of the Purchasers. Each Purchaser
                ------------------------------------------------
hereby for itself and for no other Purchaser represents and warrants to the Company as follows:

                (a)   Organization;  Authority. Such Purchaser is an entity duly
                      ------------------------
organized,  validly  existing  and  in  good  standing  under  the  laws  of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement, the Registration Rights Agreement, the Security Agreement and the Intellectual Property Security Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                (b)   Investment   Intent.   Such  Purchaser  is  acquiring  the
                      -------------------
Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Securities.

                (c)   Purchaser  Status.  At the time such Purchaser was offered
                      -----------------
the Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser has not been formed solely for the purpose of acquiring the Securities. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

                (d)   Experience of such Purchaser. Such Purchaser, either alone
                      ----------------------------
or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                (e)   Access to Information. Such Purchaser acknowledges that it
                      ---------------------
has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                (f)   General Solicitation. Such Purchaser is not purchasing the
                      --------------------
Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                (g)   Reliance.  Such  Purchaser  understands  and  acknowledges
                      --------
that: (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

         The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.


                                  ARTICLE III

                         OTHER AGREEMENTS OF THE PARTIES

         3.1.   Transfer Restrictions.
                ---------------------

                (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the certificates evidencing the Securities:

                NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

         The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

         (c) Certificates evidencing Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of Debentures occurs at any time while an Underlying Shares Registration Statement is effective under the Securities Act or the holder is relying on Rule 144 promulgated under the Securities Act ("Rule 144") in connection with the resale of such Underlying Shares, or in the event there is not an effective Underlying Shares Registration Statement, and Rule 144 is not then available for resale of the Underlying Shares, at such time as such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the date that an Underlying Shares Registration Statement is declared effective by the Commission (such date, the "Effective Date"). The Company agrees that following the Effective Date, it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company of a certificate or certificates representing Underlying Shares issued with a restrictive legend, deliver to such Purchaser certificates representing such Underlying Shares which shall be free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

         3.2.   Performance of  Obligation.  The Company  acknowledges  that the
                --------------------------
issuance of Underlying Shares upon conversion of the Debentures will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon conversion of the Debenture is unconditional and absolute, subject to the limitations set forth in the Debentures, regardless of the effect of any such dilution.

         3.3.   Furnishing  of  Information.  As  long  as  the  Purchasers  own
                ---------------------------
Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as the Purchasers own Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing its attorneys to render and deliver any legal opinion required in order to permit a Purchaser to receive Underlying Shares free of all restrictive legends and to subsequently sell Underlying Shares under Rule 144 upon receipt of a notice of an intention to sell or other form of notice having a similar effect. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         3.4.   Integration.  The  Company  shall  not,  and  shall use its best
                -----------
efforts to ensure that, no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

         3.5.   Increase in Authorized  Shares. If on any date the Company would
                ------------------------------
be, if a notice of conversion were to be delivered on such date, precluded from issuing 210% of the number of Underlying Shares as would then be issuable upon a conversion in full of the Debentures (the "Current Required Minimum"), in either case, due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly (and in any case, within 30 Business Days from such date) prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's certificate or articles of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchasers in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its issuance, conversion and reservation of shares obligations as set forth in this Agreement and the Debentures. The sum of (x) the number of shares of Common Stock then outstanding plus all shares of Common Stock issuable upon exercise of all outstanding options, warrants and convertible instruments, and (y) the Current Required Minimum, shall be a reasonable number. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the earlier to occur of the 60th day after delivery of the proxy materials relating to such meeting and the 90th day after request by a holder of Securities to issue the number of Underlying Shares in accordance with the terms hereof) and (c) within five Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's certificate or articles of incorporation to evidence such increase. Any failure to amend the Company's Certificate or Articles of Incorporation by the 90th day following request thereof or date otherwise required shall be a breach of this provision, even if the Company shall have complied with each other requirement of this paragraph.

         3.6.   Reservation  and Listing of Underlying  Shares.  (a) The Company
                ----------------------------------------------
shall: (i) in the time and manner required by any national securities exchange, market, trading or quotation facility on which the Common Stock is then traded, prepare and file with such national securities exchange, market, trading or quotation facility on which the Common Stock is then traded an additional shares listing application covering a number of shares of Common Stock which is not less than the Initial Minimum, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on any such national securities exchange, market or trading or quotation facility on which the Common Stock is then listed as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon. If the number of Underlying Shares issuable upon conversion in full of the then outstanding Debentures exceeds 85% of the number of Underlying Shares previously listed on account thereof with any such required exchanges, then the Company shall take the necessary actions to immediately list a number of Underlying Shares as equals no less than the then Current Required Minimum.

                (b) The Company shall maintain a reserve of shares of Common Stock for issuance upon conversion of the Debentures in full in accordance with this Agreement, in such amount as may be required to fulfill its obligations in full under the Transaction Documents, which reserve shall equal no less than the then Current Required Minimum.

         3.7.   Conversion  Procedures.  The  Transfer  Agent  Instructions  and
                ----------------------
Conversion Notice (as defined in the Debentures) set forth the totality of the procedures with respect to the conversion of the Debentures, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to convert their Debentures.

         3.8.   Conversion  Obligations of the Company.  The Company shall honor
                --------------------------------------
conversions of the Debentures and shall deliver Underlying Shares in accordance with the respective terms, conditions and time periods set forth in the Debentures .

         3.9.   Subsequent Financing;  Limitation on Registrations.  (a) Subject
                --------------------------------------------------
to Section 3.9(c) and (d), from the date hereof through the 90th Trading Day following the Effective Date, the Company will not: (i) offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its or its Affiliates' equity or equity equivalent securities (including the issuance of any debt or other instrument at any time over the life thereof convertible into or exchangeable for Common Stock (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement") or (ii) file a
registration   statement  (other  than  on  a  Form  S-8  and  pursuant  to  the
Registration Rights Agreement) with the Commission with respect to any securities of the Company.

                (b) Subject to Section 3.9(c) and (d), from the date hereof until the expiration of the 180th Trading Day after the Effective Date, the Company shall not, directly or indirectly, effect any Susequent Placement unless: (i) the Company delivers to each of the Purchasers a written notice (the "Subsequent Placement Notice") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (ii) such Purchaser shall not have notified the Company by 6:30 p.m. (New York City time) on the tenth Trading Day after its receipt of the Subsequent Placement Notice of its willingness to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on the same terms set forth in the Subsequent Placement Notice. If the Purchasers shall fail to notify the Company of their intention to enter into such negotiations within such time period, the Company may effect the Subsequent Placement substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice; provided, that the Company shall provide the Purchasers with a second Subsequent Placement Notice, and the Purchasers shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within 45 Trading Days after the date of the initial Subsequent Placement Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Placement Notice. If the Purchasers shall indicate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Purchaser shall be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such Purchaser's pro-rata portion of the aggregate number of Shares purchased by such Purchaser under this Agreement, but the Company shall not be required to accept financing from the Purchasers in an amount in excess of the amount set forth in the Subsequent Placement Notice.

                (c)   The  restrictive  periods set forth in Section  3.9(a) and
(b), shall be extended for the number of Trading Days during such periods in which: (i) trading in the Common Stock is suspended by any securities exchange or market or quotation system on which the Common Stock is then listed, or (ii) the Underlying Shares Registration Statement is not effective, or (iii) the prospectus included in the Underlying Shares Registration Statement may not be used by the Purchasers for the resale of Registrable Securities thereunder.

                (d) The restrictions contained in Section 3.9(a)(i) and (b) above, shall not apply to: (i) the granting of options or warrants to employees, officers and directors of the Company, and the issuance of Common Stock upon exercise of such options or warrants granted under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) issuances of Common Stock pursuant to a Strategic Transaction (as defined herein) and (iii) issuances of Common Stock to the Initial Investors pursuant to the Initial Transaction. A "Strategic Transaction" shall mean a transaction or relationship in which the Company issues shares of Common Stock to a Person which is, itself or through its subsidiaries, an operating company in a business related to the business of the Company and in which the Company receives material benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

         3.10.  Certain  Securities  Laws  Disclosures;  Publicity.  The Company
                --------------------------------------------------
shall: (i) on the Closing Date, issue a press release reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby, (ii) file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby within twelve Business Days after the Closing Date, and (iii) timely file with the Commission a Form D promulgated under the Securities Act. The Company shall, no less than two Business Days prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, except that if such disclosure is required by law or stock market regulation, in which such case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the names of the Purchasers, or include the names of the Purchasers in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of the Purchasers, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or stock market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

         3.11.  Transfer of Intellectual  Property Rights.  Except in connection
                -----------------------------------------
with the sale of all or substantially all of the assets of the Company or licensing arrangements in the ordinary course of the Company's business, the Company shall not transfer, sell or otherwise dispose of any Intellectual Property Rights, or allow any of the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and it would otherwise lapse if not renewed), without the prior written consent of the Purchasers.

         3.12.  Use of Proceeds. The Company shall use the net proceeds from the
                ---------------
sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

         3.13.  Reimbursement. If any Purchaser becomes involved in any capacity
                -------------
in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, solely as a result of acquiring the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement. The Company's reimbursement obligation under this Section shall not apply if any action, proceeding or investigation arises out of or relates to any Purchaser's gross negligence or willful misconduct.

         3.14.  Shareholders  Rights Plan.  No claim will be made or enforced by
                -------------------------
the Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.


                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1.   Fees and Expenses.  At the Closing,  the Company shall reimburse
                -----------------
the Purchasers for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents by paying to Robinson Silverman $25,000 (less $5,000 already received) for the preparation and negotiation of the Transaction Documents. The amount contemplated by the immediately preceding sentence shall be retained by the Purchasers and shall not be delivered to the Company at the Closing. Other than the amount contemplated herein, and except as otherwise set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities

         4.2.   Entire  Agreement;   Amendments.   The  Transaction   Documents,
                -------------------------------
together with the Exhibits and Schedules thereto and Transfer Agent Instructions, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         4.3.   Notices.   Any  and  all  notices  or  other  communications  or
                -------
deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (c) the Business following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         4.4.   Amendments;  Waivers.  No  provision  of this  Agreement  may be
                --------------------
waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         4.5.   Headings.  The headings herein are for convenience  only, do not
                --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         4.6.   Successors and Assigns. This Agreement shall be binding upon and
                ----------------------
inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in
Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company. This provision shall not limit any Purchaser's right to transfer securities or transfer or assign rights under the Registration Rights Agreement.

         4.7.   No Third-Party Beneficiaries. This Agreement is intended for the
                ----------------------------
benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         4.8.   Governing  Law;  Venue;  Waiver  of Jury  Trial.  All  questions
                -----------------------------------------------
concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

         4.9.   Survival.  The  representations,   warranties,   agreements  and
                --------
covenants contained herein shall survive the Closing and the delivery and conversion of the Debentures.

         4.10.  Execution.  This  Agreement  may be  executed  in  two  or  more
                ---------
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         4.11.  Severability.  In case any one or more of the provisions of this
                ------------
Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         4.12.  Remedies.  In addition to being  entitled to exercise all rights
                --------
provided herein or granted by law, including recovery of damages, each of the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         4.13.  Independent  Nature of Purchasers'  Obligations and Rights.  The
                ----------------------------------------------------------
rights and obligations of each Purchaser under any Transaction Document are several and not joint with the rights and obligations of the other Purchaser and a Purchaser shall not be responsible in any way for the performance of the obligations of the other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto shall constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for the other Purchaser to be joined as an additional party in any proceeding for such purpose.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGES FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Secured Convertible Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



                             DEMARCO ENERGY SYSTEMS OF AMERICA, INC.



                                By:  /S/ Victor M. DeMarco
                                     -------------------------
                                Name:    Victor M. DeMarco
                                Title:   President/Chief Operating Officer



                             Address for Notice:

                             DeMarco Energy Systems of America, Inc.
                             12885 Hwy 183, STE 108-A
                             Austin, Texas 78750
                             Facsimile No.: (512) 335-6380
                             Attn:  Chief Executive Officer


                             With a Copy to:

                             Locke Liddell & Sapp LLP
                             100 Congress Avenue
                             Suite 300
                             Austin, Texas 78701
                             Facsimile No.: (512) 305-4800
                             Attn: Curtis R. Ashmos, Esq.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASERS FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Secured Convertible Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                             AJW PARTNERS, LLC
                             By: SMS Group, LLC

                                By: /S/ Corey S. Ribotsky
                                    ------------------------
                                Name:   Corey S. Ribotsky
                                Title:  Manager

                             Aggregate Purchase Price for Closing
                             Debentures                                $125,000

                             Aggregate Purchase Price for Additional
                             Debentures                                 $53,572



                             Address for Notice:

                             AJW Partners, LLC
                             155 First Street
                             Suite B
                             Mineola, New York 11501
                             Facsimile No.: (516) 739-7115
                             Attn: Corey S. Ribotsky


                             With copies to:

                             Robinson Silverman Pearce Aronsohn &
                                Berman LLP
                             1290 Avenue of the Americas
                             New York, NY  10104
                             Facsimile No.:  (212) 541-4630 or (212) 541-1432
                             Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Secured Convertible Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                             NEW MILLENNIUM CAPITAL PARTNERS II, LLC
                             By: First Street Manager II, LLC

                                By:  /S/ Glenn A. Arbeitman
                                     -------------------------
                                Name:    Glenn A. Arbeitman
                                Title:   Manager

                             Aggregate Purchase Price for Closing
                             Debentures                                $125,000

                             Aggregate Purchase Price for Additional
                             Debentures                                 $53,572



                             Address for Notice:

                             New Millennium Capital Partners II, LLC
                             155 First Street
                             Suite B
                             Mineola, New York 11501
                             Facsimile No.: (516) 739-7115
                             Attn: Glenn A. Arbeitman


                             With copies to:

                             Robinson Silverman Pearce Aronsohn &
                                Berman LLP
                             1290 Avenue of the Americas
                             New York, NY  10104
                             Facsimile No.:  (212) 541-4630 or (212) 541-1432
                             Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Secured Convertible Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                             PEGASUS CAPITAL PARTNERS, LLC

                                By:  /S/ Corey S. Ribotsky
                                     -------------------------
                                Name:    Corey S. Ribotsky
                                Title:   Manager

                             Aggregate Purchase Price for Closing
                             Debentures                                $100,000

                             Aggregate Purchase Price for Additional
                             Debentures                                 $42,856


                             Address for Notice:

                             Pegasus Capital Partners, LLC
                             155 First Street
                             Suite B
                             Mineola, New York 11501
                             Facsimile No.: (516) 739-7115
                             Attn: Corey Ribotsky


                             With copies to:

                             Robinson Silverman Pearce Aronsohn &
                                Berman LLP
                             1290 Avenue of the Americas
                             New York, NY  10104
                             Facsimile No.:  (212) 541-4630 or (212) 541-1432
                             Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Secured Convertible Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                             AJW/NEW MILLENNIUM OFFSHORE LTD.


                                By:  /S/ Corey S. Ribotsky
                                     -------------------------
                                Name:    Corey S. Ribotsky
                                Title:   Manager

                             Aggregate Purchase Price for Closing
                             Debentures                                $350,000

                             Aggregate Purchase Price for Additional
                             Debentures                                $150,000


                             Address for Notice:

                             AJW/New Millennium Offshore Ltd.
                             155 First Street
                             Suite B
                             Mineola, New York 11501
                             Facsimile No.: (516) 739-7115
                             Attn: Corey Ribotsky


                             With copies to:

                             Robinson Silverman Pearce Aronsohn &
                                Berman LLP
                             1290 Avenue of the Americas
                             New York, NY  10104
                             Facsimile No.:  (212) 541-4630 or (212) 541-1432
                             Attn: Eric L. Cohen, Esq.

                SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                                      Among

                     DEMARCO ENERGY SYSTEMS OF AMERICA, INC.

                                       and

                         THE INVESTORS SIGNATORY HERETO




                           Dated as of March 26, 2002